FOR IMMEDIATE RELEASE	Wednesday, May 8, 2024

TEGNA Inc. Reports First Quarter 2024 Results and Provides Second Quarter Guidance

Achieves first quarter key guidance metrics and reaffirms full-year guidance

Returns more than $100 million of capital to shareholders during the quarter, on track to meet commitment to return approximately $350 million of capital in 2024

Increases regular quarterly dividend by 10%

Expects previously announced business transformation initiatives to generate $90-$100 million of annualized cost savings exiting 2025

Integration of Octillion Media’s cutting-edge technology into Premion is underway, will drive enhanced revenue growth and performance in local CTV/OTT

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the first quarter ended March 31, 2024.

FIRST QUARTER FINANCIAL HIGHLIGHTS:

•
Total company revenue was $714 million in the first quarter, down four percent year-over-year and at the midpoint of our guidance range, primarily due to lower subscription revenue, which was adversely impacted by a temporary disruption of service with a distribution partner, partially offset by higher political advertising dollars.

•
Subscription revenue was $375 million in the first quarter, down nine percent year-over-year, primarily due to subscriber declines, the temporary disruption of service with a distribution partner in January, and a year-end adjustment that benefited first quarter 2023 results, partially offset by contractual rate increases. The underlying subscription revenue trend is down mid-single digits percent year-over-year.

•
Advertising and Marketing Services (“AMS”) revenue was $299 million in the first quarter, down three percent year-over-year. While national advertising showed softness, local advertising trends in the first quarter showed positive growth reflected in strong performance in automotive, services, entertainment, restaurants, banking and finance categories.

•
GAAP operating expenses were $577 million, up two percent year-over-year. Non-GAAP operating expenses1 of $568 million finished, up one percent year-over-year due to increases in compensation expenses, partially offset by reduction in programming expenses.

•
GAAP and non-GAAP operating income totaled $138 million and $146 million, respectively.

•
Interest expense was slightly lower year-over-year at $42 million due to our reduced fees on undrawn balances as a result of downsizing of the revolving credit facility during the quarter.

1 A non-GAAP measure detailed in Table 2

•
TEGNA achieved net income of $190 million on a GAAP basis, or $80 million on a non-GAAP basis. Net income on a GAAP basis included a $116 million after-tax gain from the sale of TEGNA’s interest in Broadcast Music, Inc. during the quarter.

•
GAAP and non-GAAP earnings per diluted share were $1.06 and $0.45, respectively.

•
Total company Adjusted EBITDA2 was $174 million, representing a decrease of 15 percent compared to the first quarter of 2023 primarily due to lower subscription profits.

•
Adjusted free cash flow3 was $113 million for the quarter.

– For the trailing two-year period ending March 31, 2024, Adjusted free cash flow as a percentage of revenue was 19.4 percent.

– The Company is on track and reaffirming its expectation of 2024-2025 two-year Adjusted free cash flow guidance range of $900 million-$1.1 billion.

•
Cash and cash equivalents totaled $431 million at the end of the quarter. Net leverage finished the quarter at 2.8x.

CAPITAL ALLOCATION

TEGNA’s comprehensive capital allocation framework supports shareholder value creation through predictable and sustained return of capital. The Company continues to expect to return 40-60 percent of Adjusted free cash flow generated in 2024-2025 to shareholders through share repurchases and dividends, with the remaining free cash flow expected to be used for organic investments and/or bolt-on acquisitions and to prepare for future debt retirement. TEGNA will continue to analyze all uses of capital, including regular evaluation of the dividend, with a goal of maximizing long-term shareholder value creation.

Consistent with this framework, TEGNA is on track to return approximately $350 million of capital to shareholders in 2024 through dividends and opportunistic share repurchases from time to time on the open market at prevailing prices or in negotiated transactions.

During the first quarter, TEGNA returned more than $100 million of capital to shareholders with $82 million of share repurchases, representing 5.7 million shares, and paid $20 million in dividends. In February, the Company also received a final settlement of approximately four million shares related to the completion of our previously announced accelerated share repurchase (“ASR”) program launched in November 2023.

Additionally, the TEGNA Board approved a 10 percent increase to the Company’s regular quarterly dividend, from 11.375 to 12.5 cents per share, which reflects confidence in the durability of TEGNA’s free cash flow and strength of our balance sheet. This increase builds on a 20 percent increase to TEGNA’s dividend last year. The increased dividend announced today will be in effect for quarterly dividend payments, beginning with the July 1, 2024 payment, to stockholders of record as of the close of business on June 7, 2024.

2 A non-GAAP measure detailed in Table 3
3 A non-GAAP measure detailed in Table 5

CEO COMMENT

“TEGNA remains focused on maximizing long-term value for our shareholders and delivering on our key priorities. We returned more than $100 million of capital to shareholders during the quarter and announced today that we are increasing our quarterly dividend by 10%,” said Dave Lougee, president and chief executive officer.

“We met our quarterly guidance metrics, with local advertising trends continuing to improve with positive performance in automotive and services, our two largest advertising categories as well as entertainment and restaurants. Our capabilities in local advertising are bolstered by Premion and deliver results for our clients in the converged linear and streaming television marketplace. The addition of Octillion further enhances Premion’s growth and margin potential by creating an even more attractive platform for advertisers, and we are already seeing early signs of success with our customers.

“In this new era of sports distribution, we are the first broadcast group with local television deals with teams across the NBA, WNBA, NHL and National Women’s Soccer League, including newly announced deals with the WNBA’s Indiana Fever, featuring first round pick Caitlin Clark, the NHL’s Seattle Kraken and National Women Soccer League’s Seattle Reign. These are win-win opportunities to marry local sports teams and their passionate fans with our strong station brands and our unparalleled distribution.

“We expect our previously announced business transformation initiatives to drive increased efficiency and generate annualized cost savings of $90-$100 million as we exit 2025. Several initiatives are already underway. In the quarter, we deployed a new, regional go-to-market strategy for digital advertising sales that reduces costs while better positioning TEGNA to capture and fulfill digital campaigns. Our business transformation initiatives and industry-leading balance sheet position us well to take advantage of accretive opportunities to expand and diversify our business while keeping net leverage under 3.0x.

“Looking ahead, 2024 is shaping up to be another robust political cycle and we’re in a good position to take our fair share driven by our favorable portfolio of stations in key competitive markets.”

FULL-YEAR AND SECOND QUARTER 2024 OUTLOOK

Full-Year 2024 Key Guidance Metrics

TEGNA is reaffirming its guidance metrics for the full year of 2024, except for amortization, which is updated to include Octillion Media.

2024/2025 Two-Year Adjusted FCF	$900 million – 1.1 billion
Net Leverage Ratio	Below 3x at year end
Corporate Expenses	$40 – 45 million
Depreciation	$56 – 60 million
Amortization	$51 – 55 million
Interest Expense	$170 – 173 million
Capital Expenditures	$62 – 67 million
Effective Tax Rate	23.5 – 24.5%

Second Quarter 2024 Key Guidance Metrics

Reflects expectations relative to second quarter 2023 results

Total Company GAAP Revenue	Down Low-to-Mid Single Digit Percent
Total Non-GAAP Operating Expenses	Flat

KEY STRATEGIC UPDATES

•
Premion Continues to Drive Growth with Local Advertisers – Premion continues to gain momentum with local advertisers by selling CTV advertising in a converged linear + streaming TV marketplace. The integration of Octillion Media with Premion is underway and will further drive innovation and streamline media buying processes. For the 2024 election cycle, Premion has expanded its programmatic selling capabilities, enabling advertisers and agencies to leverage a multi-faceted programmatic and managed service approach to executing CTV campaigns and driving measurable outcomes.

•
Caitlin Clark’s Indiana Fever Games to be Distributed in 12 Markets – TEGNA’s partnership with the Indiana Fever creates an unprecedented 12-market footprint to air 17 Indiana Fever games for free over the air in 2024. 4.6 million homes will have the opportunity to watch #1 overall draft pick Caitlin Clark, 2023 #1 overall pick and WNBA Rookie of the Year Aliyah Boston, and the exciting Fever roster as they make a push to return to the playoffs.

•
TEGNA Completes Multi-year Deal with NHL’s Seattle Kraken – Beginning next season, TEGNA stations KING 5 and KONG in Seattle will broadcast Seattle Kraken games for free over the air. The games will also be broadcast on KGW in Portland and KREM in Spokane. TEGNA will work with additional broadcast companies to expand free over the air broadcast access to all available television markets in Washington, Oregon and Alaska. (Press release4)

•
KING 5 and National Women’s Soccer League’s Seattle Reign Partner for Broadcast and Streaming – 11 regular season Seattle Reign games will air on KONG and on the free KING 5+ app during the 2024 season. As the official local broadcast partner of the Seattle Reign, KING will also provide fans with special access to post-game coverage, interviews and digital and social content.

•
“Cult Justice” Debuts on Hulu – Investigative series “Cult Justice,” which leverages TEGNA’s vast archival library of investigative content, debuted on Hulu on March 28. The series comes from TEGNA’s multi-year development partnership with top legal and true crime network Law&Crime and Cineflix Rights, the UK’s largest independent TV content distributor.

•
Disinformation Training for Journalists – Recognizing the continued threat of disinformation and misinformation, TEGNA continued ongoing training to assist our journalists and newsrooms in navigating the intricate web of misinformation and uphold the integrity of reporting, safeguarding trust with our viewers and communities.

•
TEGNA’s ‘BB+’ Issuer Credit Rating Affirmed and Outlook Stable – In March, S&P Global affirmed TEGNA’s issuer credit rating at ‘BB+’ and ‘outlook stable’ underscoring our industry-leading balance sheet.

[4] https://www.tegna.com/seattle-kraken-increases-broadcast-and-streaming-access-through-partnerships-with-tegna-and-prime-video/

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its financial results are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation, statements regarding anticipated growth rates, the Company’s capital allocation framework, the Company’s business transformation initiatives, and the Company's other plans, objectives and expectations. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements, many of which are outside the Company’s control. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to: changes in the market price of the Company's shares, general market conditions, constraints, volatility, or disruptions in the capital markets; the possibility that the Company's share repurchases, including through ASR programs, and the execution of the capital allocation framework may not enhance long-term stockholder value; the Company’s ability to realize cost savings and execute its business transformation initiatives; the possibility that share repurchases could increase the volatility of the price of the Company's common stock; legal proceedings, judgments or settlements; the Company's ability to re-price or renew subscribers; potential regulatory actions; changes in consumer behaviors and impacts on and modifications to TEGNA's operations and business relating thereto; and economic, competitive, governmental, technological and other factors and risks that may affect the Company's operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. The Company is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements.

ADDITIONAL INFORMATION

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Chief Communications Officer	Senior Vice President, Chief Financial Officer
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1

	Quarter ended Mar. 31,
	2024	2023	Change

Revenues	$714,252	$740,327	(4%)

Operating expenses:
Cost of revenues	430,567	426,932	1%
Business units - Selling, general and administrative expenses	102,260	99,109	3%
Corporate - General and administrative expenses	14,798	12,100	22%
Depreciation	14,310	15,049	(5%)
Amortization of intangible assets	13,660	13,582	1%
Asset impairment and other	1,097	—	***
Total	576,692	566,772	2%
Operating income	137,560	173,555	(21%)

Non-operating (expense) income:
Interest expense	(42,368)	(42,906)	(1%)
Interest income	5,573	7,573	(26%)
Other non-operating items, net	149,758	(2,399)	***
Total	112,963	(37,732)	***

Income before income taxes	250,523	135,823	84%
Provision for income taxes	61,261	31,819	93%
Net income	189,262	104,004	82%
Net loss attributable to redeemable noncontrolling interest	298	299	(0%)
Net income attributable to TEGNA Inc.	$189,560	$104,303	82%

Earnings per share:
Basic	$1.06	$0.46	***
Diluted	$1.06	$0.46	***

Weighted average number of common shares outstanding:
Basic shares	177,823	224,544	(21%)
Diluted shares	178,437	224,839	(21%)

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors regularly use Corporate–General and administrative expenses, Operating expenses, Operating income and Income before income taxes, Provision for income taxes, Net income attributable to TEGNA Inc., and Diluted earnings per share, each presented on a non-GAAP basis, for purposes of evaluating company performance. Management and our Board of Directors also use Adjusted EBITDA and Adjusted free cash flow to evaluate performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and Adjusted free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, M&A-related costs, retention costs, workforce restructuring, and a gain on an investment.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without stock-based compensation expense), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net (loss) income attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) other non-operating items, net, (6) M&A-related costs, (7) asset impairment and other, (8) workforce restructuring, (9) employee retention costs, (10) depreciation and (11) amortization of intangible assets. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses Adjusted free cash flow and Adjusted free cash flow as a percentage of revenues, non-GAAP performance measures that the Board of Directors uses to review the performance of the business and compensate senior management. Adjusted free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to Adjusted free cash flow is Net income attributable to TEGNA. Adjusted free cash flow is calculated as Adjusted EBITDA (as defined above), further adjusted by adding back (1) employee stock-based compensation awards, (2) Company stock 401(k) match contributions, (3) syndicated programming amortization, (4) dividends received from equity method investments, (5) reimbursements from spectrum repacking, (6) proceeds from company-owned life insurance policies and (7) interest income. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Adjusted free cash flow is not intended to be a measure of residual cash available for management's discretionary use since it omits significant sources and uses of cash flow including mandatory debt repayments and changes in working capital.

This earnings release also presents our net leverage ratio which includes Adjusted EBITDA (without stock-based compensation) as a component of the computation. Our net leverage ratio is a financial measure that is used by management to assess the borrowing capacity of the company and management believes it is useful to investors for the same reason. The company defines its Net Leverage Ratio as (a) net debt (total debt less cash and cash equivalents) as of the balance sheet date divided by (b) Average Annual Adjusted EBITDA for the trailing two-year period.

The company is furnishing forward-looking guidance with respect to free cash flow for the combined 2024-25 years, net leverage and corporate expenses for fiscal year 2024 and non-GAAP operating expenses for the second quarter of 2024. Our future GAAP financial results will include the impact of special items such as retention costs including stock-based compensation and cash payments. The company believes that such expenses are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods. Therefore, while we may incur or recognize these types of expenses in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The Company is not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted. An example of such information is share-based compensation, which is impacted by future share price movement in the Company’s stock price and also dependent on future hiring and attrition. In addition, the Company believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that the Company may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Mar. 31, 2024	GAAP measure	Retention costs - SBC	Retention costs - Cash	M&A-related costs	Workforce restructuring	Asset impairment and other	Other non-operating item	Non-GAAP measure

Corporate - General and administrative expenses	$14,798	$(752)	$(221)	$(2,290)	$(111)	$—	$—	$11,424
Operating expenses	576,692	(2,893)	(570)	(2,290)	(1,807)	(1,097)	—	568,035
Operating income	137,560	2,893	570	2,290	1,807	1,097	—	146,217
Income before income taxes	250,523	2,893	570	2,290	1,807	1,097	(152,867)	106,313
Provision for income taxes	61,261	431	77	593	445	284	(36,621)	26,470
Net income attributable to TEGNA Inc.	189,560	2,462	493	1,697	1,362	813	(116,246)	80,141
Earnings per share - diluted (a)	$1.06	$0.01	$—	$0.01	$0.01	$—	$(0.65)	$0.45

(a) Per share amounts do not sum due to rounding.

		Special Items
Quarter ended Mar. 31, 2023	GAAP measure	M&A-related costs	Non-GAAP measure

Corporate - General and administrative expenses	$12,100	$(2,766)	$9,334
Operating expenses	566,772	(2,766)	564,006
Operating income	173,555	2,766	176,321
Income before income taxes	135,823	2,766	138,589
Provision for income taxes	31,819	181	32,000
Net income attributable to TEGNA Inc.	104,303	2,585	106,888
Earnings per share - diluted	$0.46	$0.01	$0.47

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Mar. 31,
	2024	2023

Net income attributable to TEGNA Inc. (GAAP basis)	$189,560	$104,303
Less: Net loss attributable to redeemable noncontrolling interest	(298)	(299)
Plus: Provision for income taxes	61,261	31,819
Plus: Interest expense	42,368	42,906
Less: Interest income	(5,573)	(7,573)
(Less) Plus: Other non-operating items, net	(149,758)	2,399
Operating income (GAAP basis)	137,560	173,555
Plus: M&A-related costs	2,290	2,766
Plus: Asset impairment and other	1,097	—
Plus: Workforce restructuring	1,807	—
Plus: Retention costs - Employee stock-based compensation awards	2,893	—
Plus: Retention costs - Cash	570	—
Adjusted operating income (non-GAAP basis)	146,217	176,321
Plus: Depreciation	14,310	15,049
Plus: Amortization of intangible assets	13,660	13,582
Adjusted EBITDA	$174,187	$204,952
Stock-based compensation:
Employee awards	8,240	3,688
Company stock 401(k) match contributions	5,429	5,564
Adjusted EBITDA before stock-based compensation costs	$187,856	$214,204

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 4

Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended Mar. 31,
	2024	2023	Change

Subscription	$375,324	$414,280	(9%)
Advertising & Marketing Services	298,692	307,845	(3%)
Political	27,828	5,291	***
Other	12,408	12,911	(4%)
Total revenues	$714,252	$740,327	(4%)

Adjusted EBITDA	$174,187	$204,952	(15%)
Adjusted EBITDA Margin	24%	28%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 5

	Quarter ended Mar. 31,
	2024	2023	Change

Net income attributable to TEGNA Inc. (GAAP basis)	$189,560	$104,303	82%
Plus: Provision for income taxes	61,261	31,819	93%
Plus: Interest expense	42,368	42,906	(1%)
Plus: M&A-related costs	2,290	2,766	(17%)
Plus: Depreciation	14,310	15,049	(5%)
Plus: Amortization of intangible assets	13,660	13,582	1%
Plus: Employee stock-based compensation awards	11,132	3,688	***
Plus: Company stock 401(k) match contribution	5,429	5,564	(2%)
Plus: Syndicated programming amortization	10,983	14,459	(24%)
Plus: Workforce restructuring expense	1,807	—	***
Plus: Retention costs, cash portion	570	—	***
Plus: Asset impairment and other	1,097	—	***
(Less) Plus: Other non-operating items, net	(149,758)	2,399	***
Less: Net loss attributable to redeemable noncontrolling interest	(298)	(299)	(0%)
Less: Syndicated programming payments	(10,159)	(17,119)	(41%)
Less: Income tax payments, net of refunds	(1,044)	(914)	14%
Less: Pension contributions	(952)	(959)	(1%)
Less: Interest payments	(74,240)	(73,862)	1%
Less: Purchases of property and equipment	(4,911)	(2,845)	73%
Adjusted free cash flow (non-GAAP basis)	$113,105	$140,537	(20%)

*** Not meaningful

Our share of net earnings and losses from investments that we have significant influence over, but do not have control, were previously included in “Equity loss in unconsolidated investments, net” in the Consolidated Statements of Income. However, beginning in the first quarter of 2024 such amounts are now included in "Other non-operating items, net". Prior year amounts have been reclassified to conform to the new presentation.

Starting in the fourth quarter of 2023, TEGNA began presenting interest income as a separate line item on its Statements of Income as a result of its increasing size. Prior to this, interest income was included in Other non-operating items, net. Prior year amounts have been reclassified to conform to the new presentation. Interest income is included in free cash flow while Other non-operating items, net is not, consistent with past presentations.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 5 (continued)

	Two-year period ended Mar. 31,
	2024	2023

Net income attributable to TEGNA Inc. (GAAP basis)	$1,162,519	$1,099,110
Plus: Provision for income taxes	349,092	334,056
Plus: Interest expense	345,674	356,093
Plus: M&A-related costs	32,421	27,021
Plus: Depreciation	119,969	125,189
Plus: Amortization of intangible assets	112,009	120,715
Plus: Employee stock-based compensation awards	55,615	56,923
Plus: Company stock 401(k) match contribution	37,381	36,063
Plus: Syndicated programming amortization	114,427	136,964
Plus: Workforce restructuring expense	1,807	—
Plus: Advisory fees related to activism defense	—	12,012
Plus: Cash dividend from equity investments for return on capital	500	4,276
Plus: Cash reimbursements from spectrum repacking	265	3,842
Plus: Net income attributable to redeemable noncontrolling interest	1	1,457
Plus: Reimbursement from Company-owned life insurance policies	1,879	1,929
Plus: Retention costs, cash portion	5,018	—
Plus (Less): Asset impairment and other	4,191	(1,207)
Less: Other non-operating items, net	(162,922)	(5,746)
Less: Merger termination fee	(136,000)	—
Less: Syndicated programming payments	(110,970)	(140,650)
Less: Income tax payments, net of refunds	(298,525)	(351,206)
Less: Pension contributions	(9,613)	(12,149)
Less: Interest payments	(332,842)	(345,153)
Less: Purchases of property and equipment	(105,400)	(104,069)
Adjusted free cash flow (non-GAAP basis)	$1,186,496	$1,355,470

Revenue	$6,130,304	$6,286,614
Adjusted free cash flow as a % of Revenue	19.4%	21.6%

Our share of net earnings and losses from investments that we have significant influence over, but do not have control, were previously included in “Equity loss in unconsolidated investments, net” in the Consolidated Statements of Income. However, beginning in the first quarter of 2024 such amounts are now included in "Other non-operating items, net". Prior year amounts have been reclassified to conform to the new presentation.

Starting in the fourth quarter of 2023, TEGNA began presenting interest income as a separate line item on its Statements of Income as a result of its increasing size. Prior to this, interest income was included in Other non-operating items, net. Prior year amounts have been reclassified to conform to the new presentation. Interest income is included in free cash flow while Other non-operating items, net is not, consistent with past presentations.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 6

The following table reconciles long-term debt, net of current portion to Net debt.

Mar. 31, 2024
Long-term debt, net of current portion	$3,090,000
Plus: Current portion of long-term debt	—
Less: Cash and cash equivalents	(430,764)
Net debt (numerator)	$2,659,236

The following table shows the calculation of the average annual Adjusted EBITDA before stock-based compensation over the trailing two-year period ("T2Y").

Adjusted EBITDA before stock-based compensation:
First quarter of 2024[1]	$187,856
Plus: Year ended December 31, 2023[2]	781,562
Plus: Year ended December 31, 2022[2]	1,181,045
Less: First quarter of 2022[3]	(265,451)
Combined T2Y	$1,885,012
Divided by	2
T2Y Adjusted EBITDA (denominator)	$942,506

The following table shows the calculation of the Net Leverage Ratio.

	Mar. 31, 2024
Net debt (numerator)	$2,659,236
T2Y Adjusted EBITDA (denominator)	$942,506
Net Leverage Ratio	2.8	x

1 A non-GAAP measure detailed in Table 3.

2 Refer to page 39 of the 2023 Form 10-K for reconciliations of 2023 and 2022 Adjusted EBITDA before stock-based compensation costs to net income attributable to TEGNA Inc.

[3] Refer to page 23 in our Q1 2022 Form 10-Q for a reconciliation of our Q1 2022 Adjusted EBITDA. Note that we did not present Adjusted EBITDA before stock-based compensation in our Q1 2022 10-Q. Our Adjusted EBITDA was $249,618 thousand while our stock-based compensation and Company stock 401(k) contribution expenses were $10,495 thousand and $5,338 thousand, respectively, which sums to the amount shown above.